SECOND AMENDMENT
                                     TO
                         EMPLOYEE STOCK OWNERSHIP PLAN
                                     AND
                                 TRUST AGREEMENT
                                      OF
                               BIG O TIRES, INC.



     THIS AMENDMENT is made by Big O Tires, Inc. (hereinafter referred to as the "Employer" or "Corporation").

     WHEREAS, the Employer restated its Employee Stock Ownership Plan and Trust Agreement (hereinafter referred to as the "Plan") effective January 1, 1989; and

     WHEREAS, Section 10.5(a) of the Plan, as amended, provides in part as follows:

          "The Corporation may at any time and from time to time amend this Plan and Trust Agreement..."; and

     WHEREAS, the Employer now desires to amend the Plan.

     NOW, THEREFORE, the Employer does hereby amend the Plan in the following particulars:


                                      ARTICLE I

     Section 2.1 -- "Administrator" is hereby amended to read as follows:

          "SECTION 2.1 -- "ADMINISTRATOR" means Big O Tires, Inc. acting through a Plan Administrative Committee selected pursuant to the provisions of
          Section 8.10 below."


                                      ARTICLE II

     Section 2.19 is hereby amended to read as follows:


          "SECTION 2.19 -- "QUALIFYING EMPLOYER SECURITY" OR "EMPLOYER SECURITY" means common stock issued by the Employer (or by a corporation which is a member of the same controlled group as the Employer as defined in
          Section 4.09(l) of the Code) which has a combination of voting power and dividend rights equal to or in excess of that class of common stock of the Employer having the greatest voting power and that class of common stock of the Employer having the greatest dividend rights."

                                     ARTICLE III

     Section 2.21 -- "Trustee" is hereby amended to read as follows:

          "SECTION 2.21 -- "TRUSTEE" means the Trustee or Trustees of the Trust Fund established pursuant to this Plan and Trust Agreement and any duly appointed and qualified successor or additional Trustees. The Trustee shall be an independent corporate trustee as provided in
          Section 9.14.


                                      ARTICLE IV

     Section 4.1 of the Plan is hereby amended by adding the following language to the end of such section:

          "For the Plan Years ending December 31, 1996 through the Plan Year ending December 31, 2001, the Company shall be required to make a contribution in the amount of at least five percent (5%) of the Compensation of Participants in the Plan for each of such Plan Years. Such contribution may be either in the form of Qualifying Employer Securities or cash as provided pursuant to Section 7.10(c)(iv)."


                                      ARTICLE V

     Section 5.3(b) is hereby added to the Plan and shall read in its entirety as follows:

               "(B) CONFIDENTIALITY OF ACCOUNTS. The allocation of a Participant's account between Qualifying Employer Securities and other assets shall be maintained as confidential by the Trustee and shall not be disclosed to any employee of the Employer other than the employee for whose benefit such account is maintained. The Trustee may disclose to the Employer and the Administrator the total account balance of each Participant's account. The allocation of a Participant's account between Employer Securities and other investments can be disclosed to the Employer, its employees and agents after the employment of the employee for whose benefit the account is maintained has been terminated."


                                      ARTICLE VI

     Section 5.5(b) of the Plan is hereby amended by adding the following language to such subsection:

          "For the purpose of establishing the value of Employer Securities which are to be repurchased by the Employer pursuant to Section 7.10 of the Plan, the valuation of the securities shall be made annually by appraisal as of the end of each Plan Year on an enterprise basis and no minority discount shall be imposed nor shall any discount be imposed for lack of liquidity. The appraiser shall be a qualified party selected by the Employer with the consent of the Plan
Administrative Committee."


                                     ARTICLE VII

     Section 7.3(a) is hereby amended to read in its entirety as follows:

               "(A) IN GENERAL. If a Participant's employment terminates for any reason other than retirement, disability or death, the portion of the Participant's vested account that is not invested in Qualifying Employer Securities shall be distributable immediately. The portion of a Participant's vested account which is invested in Qualifying Employer Securities shall be distributable commencing within ninety
          (90) days after the end of the Plan Year in which the employee terminates employment if the Participant's vested account balance as of the date of termination of employment does not exceed Seventy-five Thousand Dollars ($75,000). If the Participant's vested account balance exceeds Seventy-five Thousand Dollars ($75,000), the portion of the Participant's account invested in Qualifying Employer Securities shall be distributable commencing within ninety (90) days following the end of the Plan Year in which the Participant incurs a one (1) year break in service.


                                     ARTICLE VIII

     Section 7.3(d) is hereby amended to read in its entirety as follows:

               "(D) REQUIRED COMMENCEMENT DATE. Distribution of the interest of the Participant shall commence under this subsection no later than the sixtieth (60th) day following the latest of (i) the Plan Year in which the Participant terminates employment, (ii) the Plan Year in which the Participant attains the normal retirement age of 65, or
          (iii) the Plan Year in which occurs the tenth (10th) anniversary of the date on which the Participant commenced participation in the Plan, unless the Participant files a notice with the Plan Administrator to defer the commencement of his distribution, provided that such deferral does not extend beyond the required distribution commencement date set forth in Section 7.4."


                              ARTICLE IX

     Section 7.10(c) of the Plan is hereby amended to read in its entirety as follows:

               "(C) OPTION TO SELL NON-PUBLICLY TRADED DISTRIBUTED SECURITIES TO EMPLOYER. The Employer, by the adoption of this Plan and Trust Agreement, hereby grants to any participant, or the Participant's donee, estate or Beneficiary who receives securities of the Employer not readily tradable on an established market pursuant to the provisions of this Article VII, an option to sell such securities to the
          Employer upon the following terms and subject to the following conditions:

                    (i) Such option shall be at a price which shall be the fair market value of such securities as of the last regular valuation date determined pursuant to Section 5.5(b) hereof. In the case of a Participant who terminates employment prior to January 1, 1998, the Employer shall pay the greater of the price determined under the foregoing sentence or $16.50 per share in the event the employee's termination of employment occurs after the normal retirement age of sixty-five (65) or as a result of termination by the Employer as a result of a reduction in work force. A reduction in work force occurs if an employee's position is terminated and not filled by another employee for a period of at least six (6) months. The option shall be exercisable for a period of at least sixty (60) days following the date of distribution of the Qualifying Employer Securities and, if the option is not exercised within such sixty (60) day period, an additional period of at least sixty (60) days in the following Plan Year
          (to be determined by the Employer) shall be provided within which the option may be exercised.

                    (ii) In the event the value of the stock distributed to the Participant does not exceed Seventy-five Thousand Dollars ($75,000), the Employer shall repurchase such stock for cash within thirty (30) days after the exercise of the option. In the event the value of the stock distributed to the Participant exceeds Seventy-five Thousand Dollars ($75,000), the Employer shall provide a down payment of Seventy-five Thousand Dollars ($75,000) within thirty (30) days after the exercise of the option and shall provide the terminated
 Participant a promissory note for the balance of the purchase price in substantially equal periodic payments at least annually not exceeding five (5) years with interest at the rate of one percentage point over the prime lending rate of the principal bank utilized by the
Employer.
          Notwithstanding the foregoing, if Seventy-five Thousand Dollars ($75,000) is less than the first required annual installment on a five
          (5) year note, the down payment shall be sufficient to be equal to the first required annual installment. A Participant may exercise any right provided under this Section to a rollover Individual Retirement Account established by a Participant.

                    (iii) Except as provided in this Section 7.10, the Plan is prohibited from obligating itself to acquire Employer
Securities from a particular security holder at an indefinite time determined upon the happening of an event such as the death of the holder.

                    (iv) Upon the Employer's election and provided Employer provides the Plan with sufficient cash to meet the obligations of this
          Section 7.10(c), the Employer may assign to the Plan the obligations to purchase stock pursuant to this Section 7.10(c)."


                                      ARTICLE X

     Section 8.10 is hereby added to the Plan and shall read in its entirety as follows:

          "SECTION 8.10 -- SELECTION OF MEMBERS OF ADMINISTRATIVE COMMITTEE.

                    The Administrative Committee shall consist of at least three
          (3) members. The Administrative Committee Members as of the date of this amendment shall be Marjorie Sullivan, Norma Sutherland and Harry Ward. Each such member shall serve as a member of the Administrative Committee until the end of his or her term or until resignation or election of a successor member of the Administrative Committee. In the event of the resignation of any of the members of the Administra-tive Committee, a successor member of the Administrative Committee shall be elected by a vote of the Participants in the Plan. The remaining Administrative Committee members shall establish such procedures as are necessary to conduct the election for the successor member of the Administrative Committee. An Administrative Committee member may be removed only by the affirmative vote of the remaining members of the Administrative Committee. The term of each
Administrative Committee member shall be for a period of three (3) years. The terms of the initial members of the Administrative Committee shall extend through December 31, 1996, 1997 and 1998, respectively. An Administrative Committee member cannot be one of the following individuals:

                    John B. Adams
                    Steven P. Cloward
                    Dennis J. Fryer
                    Allen E. Jones
                    Kelly A. O'Reilly
                    Gregory L. Roquet
                    Thomas L. Staker
                    Philip J. Teigen
                    Bruce H. Ware
                    Brad Findlay
                    Ron Lautzenheiser


                                      ARTICLE XI

     Section 8.11 is hereby added to the Plan and shall read in its entirety as follows:

          "SECTION 8.11 -- ELECTION OF BOARD MEMBERS.

                    At any time at which the ESOP is entitled to representation on the Board of Directors of the Employer or any corporation which owns more than fifty percent (50%) of the Employer, the board member or members for the ESOP shall be elected by the Administrative
 Committee. The Administrative Committee may not elect any individual to serve as the director selected by the ESOP if such person would not be eligible to be a member of the Administrative Committee pursuant to the provisions of Section 8.10 above."


                                     ARTICLE XII

     Section 9.12 is hereby amended to read in its entirety as follows:

          "SECTION 9.12 -- VOTING REQUIREMENTS.

                    (A) IN GENERAL. Each Participant or beneficiary shall have the right to direct the Trustee as to the manner in which the voting rights under Employer Securities which are allocated to the accounts of such Participant or beneficiary are to be exercised. Each
Participant shall be considered a named fiduciary with respect to the Employer Securities allocated to the Participant's account. The Administrator shall establish such procedures as are necessary to carry out the requirements of this Section. Subject to the provisions of subsection (b) below, the Administrator shall direct the Trustee concerning the exercise of any voting rights under Employer Securities which are not passed through to Participants or are not exercised by Participants under this Section, including securities which are held in an unallocated suspense account.

                    (B) VOTING PROCEDURES RELATED TO MERGER AGREEMENT DATED JULY 24, 1995. The provisions of this subsection shall apply to the voting of shares in conjunction with the merger contemplated by the merger agreement dated July 24, 1995, as amended (the "Transaction"). The Trustee shall pass the voting rights relating to the Transaction to each Participant on shares allocated to such Participant's account which shall be voted in the manner directed by such Participant. All of (i) the allocated shares for which the votes have not been timely communicated to the Trustee, (ii) the unallocated shares which have been forfeited, and (iii) any unallocated suspense account shares shall be voted by the Trustee in the same proportion as the allocated shares for which votes have been timely communicated to the Trustee. Shares voted in favor of the Transaction shall be converted to
Qualifying Employer Securities pursuant to the terms of the Transaction if the Transaction closes. Shares which are not voted in the affirmative for the Transaction (the "Non-Exchanged Shares") shall be converted into the right to receive the Merger Consideration (as defined in the merger agreement dated July 24, 1995, as amended) in the same manner as the shares of the non-ESOP shareholders pursuant to the terms of the Transaction, if the Transaction closes. The proceeds for such Non-Exchanged Shares shall be allocated to the accounts of the
Participants in the Plan in whose accounts such shares were allocated and to the forfeiture and suspense accounts in proportion as each account was voted against the Transaction. If the Transaction closes, allocations of forfeitures and from the suspense accounts shall be proportional between cash and Qualifying Employer Securities in the same proportions as each such account is invested in cash and Qualifying Employer
          Securities as of the allocation date. The Trustee and the Administrator shall establish procedures covering the voting of shares with respect to the Transaction and the dissemination of information concerning the Transaction. The Trustee shall collect from the Participants the directions as to their vote and the vote of each Participant shall be maintained as confidential by the Trustee and shall not be disclosed to the Employer."


                                     ARTICLE XIII

     Section 9.14 is hereby added to the Plan and shall read in its entirety as follows:

          "SECTION 9.14 -- REQUIREMENT OF TRUSTEE INDEPENDENCE.

                    Trustee and each successor trustee shall be an independent corporate trustee. For this purpose, "independent" shall mean that no officer or director of the Employer shall be an officer or director or more than a one percent (1%) shareholder of the Trustee or any entity owning an interest in the Trustee."


                                     ARTICLE XIV

     Section 10.5(e) is hereby added to the Plan and shall read in its entirety as follows:

               "(E) RESTRICTIONS ON AMENDMENT.  If the Transaction described in
          Section 9.12(b) does not close pursuant to its terms, the provisions of this Amendment other than subsection (b) of Section 9.12 as amended by Article XII of this Amendment may be amended at any time. Subject to the following sentence, no provision of the Plan as amended by the Second Amendment to the Plan dated November 14, 1995, may be amended by action of the Corporation except to the extent necessary to comply with changes to the Internal Revenue Code of 1986, the Employee Retirement Income Security Act of 1974 or any rules or regulations issued pursuant thereto and the Participant rights to distribution and the rights to sell stock to the Employer shall be considered as non-
terminable rights protected under the provisions of the Plan that relate to non-terminable rights applicable after the plan ceases to be an Employee Stock Ownership Plan. Notwithstanding the foregoing and subject to applicable law, the provisions of this Plan as amended by this Amendment other than Articles I, VI, VII, IX, XIII and XIV can be amended by the Employer with the unanimous consent of the
Administrative Committee at any time after December 31, 2000."


                                      ARTICLE XV

     The provisions of this amendment (other than Articles XII and XIV of this Amendment) shall become effective upon the closing date of the Transaction described in Section 9.12(b). The provisions of Articles XII and XIV of this Amendment shall be effective November 14, 1995.


                                     ARTICLE XVI

     Except as amended above, the Employer hereby readopts, reaffirms and redeclares each and every provision of the Plan.

     IN WITNESS WHEREOF, the Employer has executed this Amendment by an officer, duly authorized by the Board of Directors this 14th day of November, 1995.


                              BIG O TIRES, INC.



                              By: /s/ John E. Siipola
                              Title: Member, Office of the Chief Executive and Chairman of the Board of Directors